                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 4, 1997
                Date of Report (Date of earliest event reported)

                             EMCARE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                          0-24986               13-3645287
(State or other jurisdiction     Commission File Number        (IRS Employer
    of incorporation)                                     Identification Number)

         1717 MAIN STREET, SUITE 5200, DALLAS, TEXAS            75201
           (Address of principal executive office)            (Zip Code)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On July 29, 1997, EmCare Holdings Inc. (the "Company), Laidlaw Inc. (the "Parent") and EHI Acquisition Corp. (the "Purchaser") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Purchaser commenced a tender offer (the "Offer") to purchase for $38.00 per share, net to the sellers in cash (the "Offer Consideration"), all of the issued and outstanding shares of common stock, $.01 par value per share, of the Company (the "Shares").

         At 12:00 midnight on September 3, 1997, the Offer expired. On September 4, 1997, Purchaser gave notice to ChaseMellon Shareholder Services, as Depositary for the Offer, of its decision to accept for payment all Shares validly tendered pursuant to the Offer. The total number of Shares validly tendered pursuant to the Offer was 8,173,700 (the "Tendered Shares"), representing approximately 98.7% of the outstanding Shares. As of September 8, 1997, Purchaser had paid for all the Tendered Shares in accordance with the terms of the Offer. The aggregate purchase price for the Tendered Shares was $310,600,600.

         Based on information contained in the Schedule 14D-1 dated August 5, 1997 filed by Purchaser and Parent with the Securities and Exchange Commission (the "Commission"), the Company believes that (i) the Purchaser's source of funds to acquire the Shares was Parent; and (ii) Parent's source of funds to acquire the Shares was funds available to it from cash on hand, from undrawn or available credit under its existing revolving credit facilities among Parent, as borrower, and a syndicate of financial institutions for which Canadian Imperial Bank of Commerce acts as administrative agent, and other sources.

         On September 10, 1997, Purchaser was merged (the "Merger") with and into the Company. As a result of the Merger, (i) the separate corporate existence of the Purchaser ceased, (ii) the Company continued as the surviving corporation under the laws of the State of Delaware and as a wholly owned subsidiary of the Parent, and (iii) each Share (other than Dissenting Shares (as defined in the Merger Agreement) or Shares owned directly or indirectly by the Parent or any of its subsidiaries or the Company as treasury shares) was converted into the right to receive the Offer Consideration.

         Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the directors of the Purchaser became the directors of the Company, and the officers of the Company remained the officers of the Company; the Purchaser did not exercise its right under the Merger Agreement prior to the effective time to designate a number of directors of the Company proportionate to the Shares purchased in the Offer.

         The foregoing summary of the terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 1, as amended by the First Amendment To Merger Agreement, dated as of September 8, 1997, filed herewith as
Exhibit 2.





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ITEM 5.  OTHER EVENTS.

         On September 4, 1997, the Company requested that the Shares be delisted from the NASDAQ National Market System ("NASDAQ"), effective as of the effective time of the Merger. The Company intends to file shortly hereafter a statement on Form 15 with the Commission.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     NUMBER                       DESCRIPTION
       1         Agreement and Plan of Merger, dated July 29, 1997, between
                 EmCare Holdings Inc., Laidlaw Inc. and EHI Acquisition Corp.
                 (incorporated by reference from Exhibit 99.1 of the Company's
                 Schedule 14D-9 dated August 5, 1997 filed with the Commission on August 5, 1997).

       2         First Amendment to Merger Agreement, dated as of September 8,
                 1997, by and between EmCare Holdings, Inc., Laidlaw Inc. and
                 EHI Acquisition Corp.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 10, 1997

                                             EMCARE HOLDINGS INC.

                                             BY:  /s/ ROBERT F. ANDERSON, II
                                                -------------------------------
                                                Chief Financial Officer and
                                                Senior Vice President





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                              INDEX TO EXHIBITS



     EXHIBIT
     NUMBER                       DESCRIPTION
     -------                      -----------
       1         Agreement and Plan of Merger, dated July 29, 1997, between
                 EmCare Holdings Inc., Laidlaw Inc. and EHI Acquisition Corp.
                 (incorporated by reference from Exhibit 99.1 of the Company's
                 Schedule 14D-9 dated August 5, 1997 filed with the Commission on August 5, 1997).

       2         First Amendment to Merger Agreement, dated as of September 8,
                 1997, by and between EmCare Holdings, Inc., Laidlaw Inc. and
                 EHI Acquisition Corp.